EXHIBIT 3.1

FIDELITY 2022 CORE REAL ESTATE TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND: The name of the statutory trust (the “Trust”) is:

Fidelity 2022 Core Real Estate Trust

THIRD: The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093-2264.

FOURTH: The name and business address of the Trust’s resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093-2264.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury that, to the best of its knowledge and belief, the facts stated herein are true.

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IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 31st day of January, 2022.

FIDELITY CRET TRUSTEE LLC

/s/ Brian C. McLain
Name: Brian C. McLain
Title: Authorized Person

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